UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 12, 2011

MARKWEST ENERGY PARTNERS, L.P.

(Exact name of registrant as specified in its charter)

Delaware	001-31239	27-0005456
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

1515 Arapahoe Street, Tower 1, Suite 1600, Denver CO 80202

(Address of principal executive offices)

Registrant’s telephone number, including area code: 303-925-9200

Not Applicable.

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written Communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-Commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-Commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01.       Entry into a Material Agreement.

On December 13, 2011, MarkWest Energy Partners, L.P. (the “Partnership”) and MarkWest Energy Operating Company, L.L.C. (the “Operating Company”) entered into an Underwriting Agreement (the “Underwriting Agreement”) with Citigroup Global Markets Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated, Barclays Capital Inc., Morgan Stanley & Co. LLC, UBS Securities LLC and Wells Fargo Securities, LLC, as representatives for the several underwriters (the “Underwriters”) listed on Schedule I to the Underwriting Agreement, with respect to the issuance and sale in an underwritten public offering (the “Offering”) by the Partnership of 10,000,000 common units representing limited partner interests (the “Common Units”) at an offering price to the public of $54.25 per common unit. The Partnership has granted the Underwriters a 30-day option to purchase up to 1,500,000 additional common units to cover the Underwriters’ sale of additional Common Units, if any.  The Common Units sold in the Offering were registered under the Securities Act of 1933, as amended (the “Securities Act”), pursuant to a registration statement on Form S-3 (File No. 333-164323). The Offering closed on December 19, 2011. Legal opinions related to the Common Units are filed as Exhibits 5.1 and 8.1 to this Current Report on Form 8-K.

The Partnership intends to use the approximately $521.1 million in net proceeds from the Offering, after deducting underwriting discounts, commissions and offering expenses, as well as any exercise of the Underwriters’ option to purchase additional common units, to fund the proposed acquisition of all of the interests in MarkWest Liberty Midstream & Resources, L.L.C. held by M&R MWE Liberty, L.L.C., an affiliate of The Energy & Minerals Group.  If the Partnership does not consummate such transaction, it intends to use the net proceeds from the Offering for general partnership purposes, including, but not limited to, funding capital expenditures and general working capital.

The Underwriting Agreement contains customary representations, warranties and agreements of the Partnership and certain affiliates, and customary conditions to closing, indemnification rights, obligations of the parties and termination provisions.

The foregoing description is a brief summary of the Underwriting Agreement and does not purport to be a complete statement of the parties’ rights and obligations under the Underwriting Agreement. The foregoing description is qualified in its entirety by reference to the full text of the Underwriting Agreement, which is filed as Exhibit 1.1 to this Current Report on Form 8-K and is incorporated by reference herein.

ITEM 7.01.       Regulation FD Disclosure

On December 12, 2011, the Partnership issued a press release announcing the Offering. A copy of the press release is furnished as Exhibit 99.1 hereto.

On December 13, 2011, the Partnership issued a press release announcing the pricing of the upsized Offering. A copy of the press release is furnished as Exhibit 99.2 hereto.

On December 19, 2011, the Partnership issued a press release announcing the closing of the upsized Offering. A copy of the press release is furnished as Exhibit 99.3 hereto.

The information contained in this Item 7.01 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Cautionary Statements

This filing includes “forward-looking statements.” All statements other than statements of historical facts included or incorporated herein may constitute forward-looking statements. Actual results could vary significantly from those expressed or implied in such statements and are subject to a number of risks and uncertainties. Among those are the risks that the Partnership may not enter into or consummate a transaction involving the acquisition of all of the interests in MarkWest Liberty Midstream & Resources, L.L.C. held by M&R MWE Liberty, L.L.C. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we can give no assurance that such expectations will prove to be correct. The forward-looking statements involve risks and uncertainties that affect our operations, financial performance, and other factors as discussed in our filings with the Securities and Exchange Commission. Among the factors that could cause results to differ materially are those risks discussed in the periodic reports we file with the SEC, including our Annual Report on Form 10-K for the year ended December 31, 2010, and our Quarterly Reports on Form 10-Q for the quarters ended June 30, 2011 and September 30, 2011. You are urged to carefully review and consider the cautionary statements and other disclosures made in those filings, specifically those under the heading “Risk Factors.” We do not undertake any duty to update any forward-looking statement except as required by law.

ITEM 9.01.       Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description of Exhibit
1.1

Underwriting Agreement dated as of December 13, 2011, among MarkWest Energy Partners, L.P., MarkWest Energy Operating Company, L.L.C. and Citigroup Global Markets Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated, Barclays Capital Inc., Morgan Stanley & Co. LLC, UBS Securities LLC and Wells Fargo Securities, LLC, as representatives for the several underwriters listed on Schedule I to the Underwriting Agreement

5.1	Opinion of Vinson & Elkins.
8.1	Opinion of Vinson & Elkins, relating to tax matters.
23.1	Consent of Vinson & Elkins (included in Exhibit 5.1).
23.2	Consent of Vinson & Elkins (included in Exhibit 8.1).
99.1	Press release dated December 12, 2011, announcing public offering of common units.
99.2	Press release dated December 13, 2011, announcing pricing of upsized public offering of common units.
99.3	Press release dated December 19, 2011, announcing closing of upsized public offering of common units.

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

MARKWEST ENERGY PARTNERS, L.P.
(Registrant)

	By:	MarkWest Energy GP, L.L.C.,
Its General Partner

Date: December 19, 2011	By:	/s/ NANCY K. BUESE
Nancy K. Buese
Senior Vice President and Chief Financial Officer